Exhibit 1

Joint Filing Agreement

     The undersigned acknowledge and agree that the foregoing statement on Schedule 13G filed on behalf of each of the undersigned and that all subsequent amendments to this statement shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements. The undersigned acknowledge that each shall be responsible for the timely filings of such amendments, and for the completeness and accuracy of the information concerning it contained therein, but shall not be responsible for the completeness accuracy of the information concerning the others, except to the extent that it knows or has reason to believe that such information is inaccurate.

     This Agreement may be executed in counterparts and each of such counterparts taken together shall constitute one and the same instrument.

Dated: February 11, 2004	TRW AUTO HOLDINGS INC.

By: /s/ Joseph S. Cantie

Joseph S. Cantie
Vice President and Chief Financial Officer

Dated: February 11, 2004	TRW AUTOMOTIVE INC.

By: /s/ Joseph S. Cantie

Joseph S. Cantie
Vice President and Chief Financial Officer

Dated: February 11, 2004	TRW AUTOMOTIVE HOLDINGS CORP.

By: /s/ Joseph S. Cantie

Joseph S. Cantie
Vice President and Chief Financial Officer